                                                                    EXHIBIT 10.6
                                   [PALL LOGO]


                                SERVICE AGREEMENT


AN AGREEMENT dated 1 March 2002 between PALL EUROPE LIMITED of Europa House, Havant Street, Portsmouth PO1 3PD, ("the Company") of the one part and MARCUS ALBERT WILSON of Hook Green Cottage, Church Path, Blendworth, Horndean, Hampshire PO8 0DG ("the Executive") of the other part

WHEREBY IT IS AGREED as follows:-

1.       EMPLOYMENT AND TERM

         SUBJECT as hereinafter provided the Company hereby agrees to employ the Executive, and the Executive hereby agrees to act as an executive employee of the Company with the duties set forth in Clause 3 hereof, from the date hereof and thereafter until either party gives to the other not less than two year's previous written notice such notice to expire at any time.

2.       GENERAL

         THERE shall be deemed to form part of the terms and conditions of this Agreement the Terms and Conditions of Employment for Monthly Paid Staff (as amended from time to time) and the terms of the Company's Technical Patent and Confidentiality Agreement, copies of which the executive acknowledges having received PROVIDED ALWAYS that in the event of conflict between any part of those terms and this Agreement the terms and conditions of this Agreement shall prevail.

3.       DUTIES


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           (A)    THE Executive agrees that during the continuance of this
                  Agreement he will hold such offices or positions with the Company, and perform such duties and assignments relating to the business of the Company as the Board of Directors or its Chairman shall direct except that the Executive shall not be required to hold any office or position or to perform any duties or assignment inconsistent with his experience and qualifications or not customarily performed by an officer of the Company.

         (B) If the Board of Directors or its Chairman so directs, the Executive shall without further remuneration serve as an officer of or perform services for one or more subsidiary or associated company of the Company provided that the duties of such office are not inconsistent with the Executive's experience and qualifications and are duties customarily performed by an officer of the Company. The Executive hereby agrees that the Company shall be entitled from time to time to second the Executive to any subsidiary or associated company of the Company without prejudice to the rights of the Executive hereunder or the other provisions of this Agreement and the Company shall be at liberty to appoint other persons to act jointly with the Executive whether in such secondment or in his normal duties hereunder.

         (C) During the continuance of this Agreement the Executive shall, except during customary periods of holiday and periods of illness, devote all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiary and associated companies and to promoting the best interests of the Company and its subsidiary and associated companies.


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


         (D) The Executive shall not during the continuance of his employment hereunder (except as a representative of the Company or with the consent in writing of the Board of Directors of the Company) be directly or indirectly engaged or concerned in the conduct of any other business nor shall he be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) not representing more than five per cent of the issued investments of any class of any one company.

4.       SALARY AND OTHER BENEFITS

         (A) THE Company shall pay to the Executive during the continuance of his employment hereunder a salary at the annual rate set out in the Schedule hereto (or such rate as may from time to time be agreed or determined upon and notified by the Company to the Executive). In the event of any alternation of salary being so agreed or notified the alteration shall thereafter have effect as if it were specifically provided for as a term of this Agreement. Such salary shall be inclusive of any other sums receivable as Director's fees or other remuneration from the Company or any of its subsidiary or associated companies. The said salary shall be payable by equal monthly payments in arrears by the last day of each month.

         (B)      Bonus Compensation

                  The Bonus Compensation shall be paid to the Executive as per the Pall Corporation Executive Incentive Bonus Plan ("Bonus Plan") as attached hereto as Schedule 2.

                  Provided that the Bonus Compensation shall be paid in instalments as follows:


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                  (i)      50% of the amount thereof in the October following
                           the fiscal year with respect to which the Bonus Compensation is payable, and

                  (ii) the balance thereof not later than March 31st next following the end of the fiscal year with respect to which the Bonus Compensation is payable.

                  PROVIDED ALWAYS that the above clauses (i) and (ii) shall override the payment periods set out in the Bonus Plan.

                  With respect to any fiscal year of the Company which falls in part but not in whole within the Term of Employment, the Bonus Compensation to which Executive is entitled under this Section 4(B) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no pro ration and the Bonus Compensation shall be payable with respect to the full fiscal year ending within such five-day period.

         (C) There shall be refunded to the Executive all out-of-pocket expenses properly incurred by him in the performance of his duties including expenses of entertainment, subsistence and travelling. The Executive shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses.

         (D) The Executive shall be entitled without loss of remuneration to such holiday in each year (in addition to Bank and other public holidays occurring when not on holiday) as stated in the Terms and Conditions of Employment for Monthly Paid Staff or as may otherwise be determined by the Board of Directors to be taken at such time or times as may be approved by the Board of Directors. No holiday entitlement may be carried over from year to year and the Executive shall not be entitled to be paid in lieu of untaken holiday.


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         (E)      The Executive shall be entitled to participate in such benefit schemes as may be provided by the Company from time to time including but not limited to medical insurance and life insurance, and the executive supplementary pension scheme in accordance with the rules and regulations and announcements applicable to the said schemes from time to time in force.

         (F) The Company shall provide a motor car for the use of the Executive for the performance of his duties under this Agreement. The motor car shall have an engine capacity of not less than two litres and be of such make and model as shall be determined by the Board of Directors to be consistent with the Executive's office or position. The Company shall bear the cost of maintaining, insuring, testing and taxing the motor car. The Executive is authorised to use the motor car for private purposes.

                  As an alternative to being allocated a Company car, you may choose to receive an annual allowance of (pound)10,800 taxable and payable monthly. If you elect to receive this allowance, any car that you drive will be a private car and the Company will have no responsibility for any aspect of owning or running the car. It will be your responsibility to insure your car, including any insurance for business use. If you are required to use your own car for business purposes, you will be entitled to claim expenses at the Company's business mileage rate for fuel costs only.



5.       TERMINATION

         (A) NOTWITHSTANDING the provisions of Clause 1 hereof this Agreement shall be subject to termination by the Company:-


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                  (i)      by not less than six months' notice given at any time
                           while the Executive is incapacitated by reason of ill health, mental disability or accident and shall have been so incapacitated for an aggregate of 130 working days (whether or not consecutive) in any rolling 12 month period;

                  (ii) by summary notice if the Executive shall have committed any serious breach or have repeated or have continued (after warning) any material breach of his obligations hereunder or shall have been guilty of conduct tending to bring himself or the Company or any of its subsidiary or associated companies into disrepute or shall have become bankrupt or compounded with his creditors generally or have been convicted of any criminal offence other than driving or road traffic offences;

                  (iii) by not less than three months written notice in circumstances where notice would expire on or after the Executive's normal age of retirement which is his 65th birthday.

         (B) In the event of a Change in Control (as hereinafter defined) of the Company, the Executive shall have the right to terminate this Agreement by giving not less than 3 months' and not more than 24 months' prior written notice to the Company such notice to be given not more than 24 months following such Change in Control



         (C) Upon the termination of this Agreement howsoever arising the Executive shall at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from Office as a Director of the Company and all offices held by him in subsidiary and associated companies of the Company and should he fail to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto. If the Executive shall cease to be an officer of the Company or any of its subsidiary or associated companies this Agreement shall not hereby automatically determine.


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

 6.      COMPANY'S RIGHTS TO INJUNCTIVE RELIEF

         THE Executive acknowledges that his services to the Company are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by the Executive.

7.       HEADINGS

         THE headings in this Agreement are not part of the provisions hereof, are merely for the purposes of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any heading is inconsistent with any provisions of this Agreement, the said provisions shall govern.




8.       IN this Agreement:-

         (i) words and phrases defined for the purposes of Section 736 of the Companies Act 1985 shall bear the same meaning;

         (ii) "associated company" means any company which is (a) a company having an ordinary share capital of which not less than 25 per cent is owned directly or indirectly by the Company applying the provisions of Section 838 of the Income and Corporation Taxes Act 1988 in the determination of ownership or (b) a holding company of the Company or a subsidiary of any such holding company or (c) a company to which the Company or any of its subsidiaries renders managerial, administrative or technical service otherwise than in the ordinary course of its business;


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

         (iii) "the Board of Directors" means the Board of Directors of the Company as the same may be constituted from time to time and includes any duly appointed committee thereof;

         (iv) "Change of Control" - a Change in Control of the Company shall be deemed to have occurred if:

                  (a) the Company or its holding company sells or agrees to sell the whole or substantially the whole of the undertaking and assets of the Company; or

                  (b) the Company or its holding company sells or agrees to sell the whole or not less than 50% of the equity share capital of the Company; or

                  (c) a member of the Company or its holding company obtains control of the composition of the Board of Directors of the Company. For the purpose of this paragraph (c) the composition of the Company's Board of Directors shall be deemed to be controlled by a member if (but only if) the member by the exercise of some power exercisable by it without the consent or concurrence of any other person can appoint or remove all or a majority of the Directors of the Company.

9.       CHOICE OF LAW


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

         THIS Agreement is made in, and shall be governed by and construed in accordance with the laws of England.

10.      ENTIRE CONTRACT

         THIS instrument together with the documents referred to herein contains the entire agreement of the parties on the subject matter hereof except that the rights of the Company hereunder shall be deemed to be in addition to and not in substitution for its rights under the Company's standard form of Technical Patent and Confidentiality Agreement if heretofore or hereafter entered into between the parties hereto so that the making of this Agreement shall not be construed as depriving the Company of any of its rights or remedies under any such Technical Patent and Confidentiality Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto.

11.      NOTICES

         ALL notices given hereunder shall be in writing and shall be sent by registered post or delivered by hand, and, if intended for the Company, shall be addressed to it (if sent by post) or delivered to it (if delivered by hand) at its registered office for the attention of the Secretary of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to the Executive in the manner herein provided, and, if intended for the Executive, shall be delivered to him personally or shall be addressed to him (if sent by post) at his most recent residence address shown in the Company's employment records or at such other address or to such designee of which the Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date of posting thereof or, if delivered personally, on the date so delivered.

12.      TERMINATION OF ANY PRIOR EMPLOYMENT AGREEMENT


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         THIS Agreement is in substitution for all previous employment agreements in effect between the Company and Executive on the date hereof which shall be deemed to have been terminated by mutual consent as from the date of commencement of this Agreement.


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IN WITNESS WHEREOF the Company has affixed its Common Seal and the Executive has set his hand and seal the day and year first above written.


THE COMMON SEAL OF                          )
PALL EUROPE LIMITED                         )
was hereunto affixed                        )
in the presence of:-                        )
         A T Scully                                       /s/ A T Scully
         D M Louch                                        /s/ D M Louch

SIGNED SEALED AND DELIVERED                 )
by the said                                 )
         Marcus A Wilson                    )             /s/ Marcus A Wilson
in the presence of:                         )
         J K Hayward-Surry                                /s/ J K Hayward-Surry



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                                   SCHEDULE 1


1.       Your Starting Date for the purposes of Statutory Continuity is

         1st June 1978


2.       Pursuant to Clause 4 (A) the annual salary of the Executive shall be

         (pound)168,500 per annum paid monthly by bank transfer.


3.       There are no collective agreements relevant to your employment.

                                PALL CORPORATION

                         EXECUTIVE INCENTIVE BONUS PLAN

                                      -----


1.       Purpose

         This document sets forth the Pall Corporation Executive Incentive Bonus Plan as adopted effective July 17, 2001.

         The purpose of the Plan is to encourage greater focus on performance among the key executives of the Corporation by relating a significant portion of their total compensation to the achievement of annual financial objectives.

2.       Certain Definitions

         As used herein with initial capital letters, the following terms shall have the following meanings:

         "Average Equity" shall mean, for any Fiscal Year, the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of the Corporation and its subsidiaries as of the end of such Fiscal Year and as of the end of the immediately preceding Fiscal Year except that the amounts shown on said balance sheets as "Accumulated other comprehensive" income or loss, as the case may be, shall be disregarded.

         "Base Salary" shall mean, with respect to any Executive and for any Fiscal Year, the annual rate of base salary in effect for the Executive as of the first day of such year or, if later, as of the first day of the Executive's Term of Employment, as determined under the Executive's Employment Agreement.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Bonus" shall mean the bonus payable to an Executive under this Plan for any Fiscal Year.

         "CEO" shall mean the Chief Executive Officer of the Corporation.

         "Change in Control" means the occurrence of any of the following:

         (a) the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or

         (b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

         (c)      any event described in Section 13 of the Rights Agreement; or

         (d) the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 6 shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board of Directors.

         "Corporation" shall mean Pall Corporation.

         "Covered Executive" shall mean, with respect to any Fiscal Year, each individual who is a "Covered Employee" of the Corporation for such year for the purpose of section 162(m) of the Code.

         "Employment Agreement" shall mean, with respect to any executive employee of the Corporation, an employment agreement between the Corporation and such employee which provides that the employee shall be eligible to receive annual bonuses under this Plan.

         "Executive" shall mean an executive employee of the Corporation with whom the Corporation has entered into an Employment Agreement.

         "Fiscal Year" shall mean the fiscal year of the Corporation ending on August 3, 2002, and each subsequent fiscal year of the Corporation.

         "Maximum R.O.E. Target" shall mean, for any Fiscal Year, the Return on Equity that must be achieved or exceeded in order for the Performance Percentage for the year to equal 100%, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under section 162(m) of the Code.

         "Minimum R.O.E. Target" shall mean, for any Fiscal Year, the Return on Equity that must be exceeded in order for any Bonus to be paid to any Executive for the year, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under section 162(m) of the Code.

         "Net Earnings" shall mean, for any Fiscal Year, the after-tax consolidated net earnings of the Corporation and its subsidiaries as certified by the Corporation's independent accountants for inclusion in the annual report to shareholders ("Annual Report"), adjusted so as to eliminate the effects of any decreases in or charges to earnings for (a) the effect of foreign currency exchange rates, (b) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, (c) the cumulative effect of any accounting changes, and (d) any "extraordinary items" as determined under generally accepted accounting principles, to the extent such decreases or charges referred to in clauses (a) through (d) are separately disclosed in the Corporation's Annual Report for the year.


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         "Plan" shall mean the Pall Corporation Executive Incentive Bonus Plan, as set forth herein and as amended from time to time.

         "Return on Equity" shall mean, for any Fiscal Year, the percentage determined by dividing the Net Earnings for the year by the Average Equity for the year.

         "Target Bonus Percentage" shall mean, with respect to any Executive, the target bonus percentage specified for such Executive in his or her Employment Agreement.

3.       Determination of Bonus Amounts

         For each Fiscal Year falling in whole or in part within an Executive's Term of Employment, as defined in his or her Employment Agreement, the Executive shall be entitled to receive a Bonus in an amount determined in accordance with the provisions of this Section 3, subject, however, to the provisions of Section 4.

         (a) The amount of the Bonus payable to an Executive for each such Fiscal Year shall be equal to (i) the Target Bonus Percentage of the Executive's Base Salary for such year, multiplied by (ii) the Performance Percentage for such year, as determined under (b) below.

         (b) The Performance Percentage for any Fiscal Year shall be determined in accordance with he following provisions:

                  (i) If the Return on Equity equals or exceeds the Maximum R.O.E. Target for the year, the Performance Percentage for the year shall be 100%.

                  (ii) If the Return on Equity is less than the Maximum R.O.E. Target for the year but exceeds the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be equal to the quotient resulting from dividing (A) the excess of the Return on Equity for the year over the Minimum R.O.E. Target for the year, by (B) the excess of the Maximum R.O.E. Target for the year over the Minimum R.O.E. Target for the year.

                  (iii) If the Return on Equity equals or is less than the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be zero, and no Bonus shall be payable under the Plan for such year to any Executive.



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         (c) If an Executive's Term of Employment commences after the start of a
Fiscal Year, or ends prior to the close of a Fiscal Year, the amount of the Bonus payable to the Executive for the Fiscal Year in which the Executive's Term of Employment commences, or for the Fiscal Year in which the Executive's Term of Employment ends, as determined in accordance with the other applicable provisions of the Plan, shall be prorated on the basis of the number of days of such Fiscal Year that fall within the Executive's Term of Employment; provided, however, that (i) if an Executive's Term of Employment ends within 5 days prior to the close of a Fiscal Year, there shall be no proration and the Executive shall be entitled to receive the entire amount of the Bonus payable to the Executive for such year, as determined in accordance with such other provisions, and (ii) if the Executive's Term of Employment ends within 5 days following the start of a Fiscal Year, the Executive shall not be entitled to receive any Bonus with respect to such Fiscal Year.

4.       Adjustment of and Limitation on Bonus Amounts

         The amount of the Bonus otherwise payable to an Executive for any Fiscal Year in accordance with Section 3 shall be subject to the following adjustments and limitation:

         (a) The Committee may, in its discretion, reduce the amount of the Bonus otherwise payable to any Executive in accordance with Section 3, (i) to reflect any decreases in or charges to earnings that were not taken into account in determining Net Earnings for the year pursuant to clause (a), (b), (c) or (d) contained in the definition of such term in Section 2, (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year, (iii) to reflect the Committee's evaluation of the Executive's individual performance, or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year.

         (b) The Committee may, in its discretion, increase the amount of the Bonus otherwise payable to any Executive who is not a Covered Executive, as determined under Section 3, to reflect the Committee's evaluation of the Executive's individual performance, or to reflect such other circumstances or factors as the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year. The Committee shall not have any discretion to increase the amount of the Bonus payable to any Covered Executive for the year, as determined under Section 3.

         (c) Notwithstanding any other provision herein to the contrary, the amount of the Bonus otherwise payable to any Executive for any Fiscal Year shall not exceed the lesser of (i) $1.0 million and (ii) 100% of the Executive's Base Salary for the year.

5.       Payment of Bonuses

         The Bonus payable to an Executive for any Fiscal Year shall be paid in accordance with the following provisions:

         (a) Except as otherwise provided in (b) or (c) below,

                  (i) if the Executive is not a Covered Executive for such year, 50% of the estimated amount of the Executive's Bonus shall be paid to the Executive at such date in August next following the close of such year as the Committee in its discretion shall determine, and the remaining amount of the Executive's Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;



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

                  (ii) if the Executive is a Covered Executive for such year, 50% of the amount of the Executive's Bonus shall be paid to the Executive as soon as practicable after the Committee has certified in writing that all conditions for the payment of such Bonus to the Executive for such year have been satisfied, and the remaining amount of the Executive's Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;

                  (iii) each amount payable to an Executive under (i) and (ii) above, reduced by the amount of all federal, state and local taxes required by law to be withheld therefrom, shall be paid to the Executive in the form of a single lump sum cash payment.

         (b) To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Management Stock Purchase Plan (the "MSPP") to have any part of the Bonus payable to the Executive for any Fiscal Year paid in the form of Restricted Units to be credited to the Executive's account under the MSPP, no cash payments shall be made to the Executive pursuant to (a) above with respect to the part of the Executive Bonus that is subject to such election; and the obligation of the Corporation under this Plan with respect to payment of such part of the Executive's Bonus shall be fully discharged upon the crediting of Restricted Units to the Executive's account under the MSPP in accordance with the applicable provisions of such Plan.

         (c) To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Profit-Sharing Plan (the "Profit-Sharing Plan") to have any part of the Bonus payable to the Executive for any Fiscal Year reduced, and to have an amount equal to such part of the Executive's Bonus contributed to the Profit-Sharing Plan as a 401(k) Contribution on the Executive's behalf, an amount equal to such part of the Executive's Bonus shall be contributed to the Profit-Sharing Plan on behalf of the Executive; and thereupon, the obligation of the Corporation under this Plan with respect to payment of such part of the Executive's Bonus shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

6.        Change in Control

         Notwithstanding any other provision in the Plan to the contrary (but subject to the "provided, however" clause contained in the definition of "Change in Control" in Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) The amount of the Bonus payable to any Executive for the Fiscal Year in which a Change in Control occurs shall be at least equal to the Target Bonus Percentage of the Executive's Base Salary for such year or, in the case of any Executive whose Term of Employment commences after the start of such year or ends prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Fiscal Year that fall within the Executive's Term of Employment.



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

         (b) Each Executive whose Term of Employment has not ended prior to the occurrence of a Change in Control shall be entitled to receive a Bonus for each Contract Year (as defined in the Executive's Employment Agreement) that falls in whole or in part within the Executive's Term of Employment and that ends after the Fiscal Year in which the Change in Control occurs. The amount of the Bonus payable to the Executive for each such Contract Year shall be at least equal to the Target Bonus Percentage of the Executive's Base Salary for such Contract Year or, in the case of any Executive whose Term of Employment ends after the start of such Contract Year but prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Contract Year that fall within the Executive's Term of Employment.

         (c) The entire amount of the Bonus payable to an Executive for any Fiscal Year or Contract Year pursuant to (a) or (b) above, reduced by the amount of all federal, state and local taxes required to be withheld therefrom, shall be paid to the Executive in a single cash lump sum as soon as practicable after the close of such Fiscal Year or Contract Year.

7.       Rights of Executives

         An Executive's rights and interests under the Plan shall be subject to the following provisions:

         (a) An Executive's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive.

         (b) Neither the Plan nor any action taken hereunder shall be construed as giving any Executive any right to be retained in the employment of the Corporation or any of its subsidiaries.

8.       Administration

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

         The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential standard.


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


9.       Amendment or Termination

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Executive with respect to any Bonus that has become payable to the Executive under the Plan, without his or her written consent, and (b) following a Change in Control, no amendment to Section 6, and no termination of the Plan, shall be effective if such amendment or termination adversely affects the rights of any Executive under the Plan.

10.      Successor Corporation

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Executives' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11.      Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

12.      Effective Date

         The Plan was adopted effective as of July 17, 2001 by the Board of Directors, acting by the Committee, subject, however, to approval by the shareholders of the Corporation by a majority of the votes cast in person or by proxy at the 2001 annual meeting of the Corporation's shareholders, including any adjournment thereof.



[The Plan was approved
by shareholders at the
annual meeting on
November 14, 2001.]




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